EXHIBIT 10.17(a)

Amendment No. 1 to that certain Asset Purchase Agreement dated September 10, 2007 (“APA”).

For good and valuable consideration, the parties to the APA agree and confirm that the date on which they are to meet and determine amounts due among the parties under Section 3(a) of the APA has been extended from 130 days subsequent to the Closing to April 30, 2008.

Except as set forth above, the APA is hereby ratified and confirmed in all respects.

Dated: March 26, 2008

S&A Purchasing Corp.: _______________________ By: Name: Title:
SELLERS:

S&A Supply, Inc. By: _____________ Name: _____________ Title: _____________	S&A Realty, Inc. By: _____________ Name: _____________ Title: _____________	S&A Management, Inc. By: _____________ Name: _____________ Title: _____________
SHAREHOLDERS:

_______________ Nancy Mead	The Discretionary Trust under The Rodney P. Mead Revocable Trust, dated January 12,1999 By: _____________________ Nancy A. Mead, Trustee By: ____________________ Thomas H. Mead, Trustee	_______________ Adam Mead
_______________ Sarah Mead	_______________ Brian Mead	Escrow Agent Martinelli Discenza P.C. By:__________________ Gary E. Martinelli